Exhibit 10.16
Description of Reinsurance Agreements for 2007 between
ACIC, BCIC and Swiss Reinsurance Corporation, General Reinsurance
Corporation and Max Re Ltd. effective January 1, 2007
The Company, on behalf of its subsidiaries American Compensation Insurance Company (ACIC) and Bloomington Compensation Insurance Company (BCIC), entered into reinsurance contracts for the fiscal year beginning January 1, 2007. The following summarizes the significant terms of these reinsurance agreements.
LIABILITY OF THE REINSURER
The Reinsurers shall pay to ACIC and BCIC, with respect to Workers’ Compensation and Employers’ Liability Business, the amount of Net Loss for each Occurrence, as defined in the contracts, in excess of the Company’s retention, but not exceeding the Limits of Liability of the Reinsurer as follows:

Loss Layer	Reinsurer	Comment
$800,000 excess of $200,000	65 % Swiss Reinsurance Corporation	All business written by the Company.
	35% Max Re Ltd.	Recoveries from the MN WCRA will inure to the benefit of this treaty

$9,000,000 excess $1,000,000	50% Swiss Reinsurance Corporation	Non Minnesota losses.
50% General Reinsurance Corporation

$10,000,000 excess $10,000,000	100% General Reinsurance Corporation	Non Minnesota losses. Net loss for any one employee shall not exceed $10,000,000

Excess of $20,000,000		Non Minnesota losses 100% retained by ACIC and BCIC
COMMENCEMENT AND TERMINATION
The agreements shall apply to new and renewal policies of ACIC and BCIC becoming effective at and after 12:01 A.M., January 1, 2007, and to policies in force at 12:01 A.M., January 1, 2007, with respect to losses resulting from Occurrences taking place at or after the aforesaid time and date.
The contracts are for one year and automatically expire at 12:01 A.M. on January 1, 2008. The Reinsurers may also terminate the contracts in the event of significant adverse events at ACIC or BCIC or in the event of a change in control of ACIC, BCIC or RTW, Inc.
REINSURANCE PREMIUM
ACIC and BCIC agreed to pay the Reinsurers based on subject premiums earned for each Loss Layer as shown above. These rates are similar to the rates that we paid in 2006.